Exhibit 99.1

Contact: Michael R. Sand,	Daniel D. Yerrington
President & CEO Dean J. Brydon, CFO- (360) 533-4747 www.timberlandbank.com	President & CEO (360) 705-4200 www.southsoundbank.com

Timberland Bancorp, Inc. and South Sound Bank Sign Definitive Merger Agreement for Acquisition of South Sound Bank

Hoquiam and Olympia, WA - May 23, 2018, Timberland Bancorp, Inc. (NASDAQ:TSBK) ("Timberland") and South Sound Bank ("South Sound Bank") announced today the signing of an agreement and plan of merger (the "Agreement"), pursuant to which South Sound Bank will merge with and into Timberland's subsidiary, Timberland Bank.

Under the terms of the Agreement, based on 1,213,027 shares of South Sound Bank currently outstanding, South Sound Bank shareholders will receive 904,918 shares of Timberland common stock and $6.9 million in cash (fixed per share consideration of (i) 0.7460 of a share of Timberland common stock and (ii) $5.68825 in cash). The proposed transaction is expected to be accretive to Timberland's earnings within the first year following the close and will be immediately accretive to tangible book value per share at close.

Timberland is a bank holding company headquartered in Hoquiam, Washington with approximately $1.0 billion in assets, deposits of $880.4 million and total shareholders' equity of $117.8 million as of March 31, 2018.  South Sound Bank is a Washington-state chartered bank with approximately $186.9 million in assets as of March 31, 2018, headquartered in Olympia, Washington.

Michael Sand, President and Chief Executive Officer of Timberland, said, "We look forward to welcoming the customers of South Sound Bank to Timberland Bank and working with its employees.  This business combination leverages our unique talents and abilities within the Puget Sound market area and strengthens our position in the marketplace."

Daniel Yerrington,  President and Chief Executive Officer of South Sound Bank, said, "We look forward to the opportunity for our customers to join Timberland Bank, which has a strong tradition of providing quality customer service in both the commercial and retail areas throughout the Puget Sound region."

The companies expect to close the transaction during the fourth calendar quarter of 2018, subject to approval by South Sound Bank shareholders, the receipt of all required regulatory approvals, and the satisfaction of customary closing conditions.

Timberland was advised by Keefe, Bruyette & Woods, Inc. and the law firms of Breyer & Associates PC and Silver, Freedman, Taff & Tiernan, LLP.  South Sound Bank was advised by Wedbush Securities Inc. and the law firm of Keller Rohrback L.L.P.

About Timberland Bancorp, Inc.
Timberland Bancorp, Inc., a Washington corporation, is the holding company for Timberland Bank.  Timberland Bank opened for business in 1915 and serves consumers and businesses across Grays Harbor, Thurston, Pierce, King, Kitsap and Lewis counties, Washington with a full range of lending and deposit services through its 22 branches (including its main office in Hoquiam).

About South Sound Bank
South Sound Bank is a state-chartered, FDIC-insured community bank, serving businesses and individuals of the south Puget Sound through two offices. South Sound Bank opened for business in 2000.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding Timberland, South Sound Bank, the proposed merger and the combined company after the close of the transaction that are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements involve inherent risks, uncertainties and contingencies, many of which are difficult to predict and are generally beyond the control of Timberland, South Sound Bank and the combined company. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Timberland with the Securities and Exchange Commission (the "SEC"), risks and uncertainties for each institution and the combined institution include, but are not limited to, the following factors: the expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames or at all; governmental approval of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; conditions to the closing of the merger may not be satisfied; the shareholders of South Sound Bank may fail to approve the consummation of the merger; the integration of the combined company, including personnel changes/retention, might not proceed as planned; and the combined company might not perform as well as expected. All forward-looking statements included in this communication are based on information available at the time of the communication. Timberland and South Sound Bank undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect new information, future events or circumstances or otherwise that occur after the date on which such statements were made.
ADDITIONAL INFORMATION
Timberland will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction.  The registration statement will include a proxy statement of South Sound Bank that also constitutes a prospectus of Timberland, which will be sent to the shareholders of South Sound Bank.  South Sound Bank shareholders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Timberland, South Sound Bank and the proposed transaction.  When filed, this document and other documents relating to the merger filed by Timberland can be obtained free of charge from the SEC's website at www.sec.gov.  These documents also can be obtained free of charge by accessing Timberland's website at www.timberlandbank.com under the tab "Investor Relations".  Alternatively, these documents, when available, can be obtained free of charge from Timberland upon written request to Timberland Bancorp, Inc., Attn: Investor Relations, 624 Simpson Avenue, Hoquiam, Washington 98550 or by calling (360) 533-4747.

 PARTICIPANTS IN THIS TRANSACTION
Timberland and South Sound Bank and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from South Sound Bank shareholders in connection with the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of Timberland may be found in the definitive proxy statement of Timberland filed with the SEC by Timberland on December 18, 2017.  This definitive proxy statement can be obtained free of charge from the sources indicated above.  Information about the directors and executive officers of South Sound Bank will be included in the proxy statement/prospectus when filed with the SEC. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

NON-GAAP FINANCIAL MEASURES
In addition to financial information presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains a reference to tangible book value per share, which is a non-GAAP financial measure.  Timberland believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company's financial position; however, readers of this release are urged to review non-GAAP financial measures in conjunction with GAAP results as previously reported.
Financial measures that exclude intangible assets are non-GAAP measures.  Tangible book value per share is calculated as tangible common equity divided by common shares outstanding.  Tangible common equity is calculated as shareholders' equity less goodwill.